================================================================================

                                  SCHEDULE 14A
                                 (RULE 14a-101)
                    INFORMATION REQUIRED IN PROXY STATEMENT
                            SCHEDULE 14A INFORMATION
          PROXY STATEMENT PURSUANT TO SECTION 14(a) OF THE SECURITIES
                              EXCHANGE ACT OF 1934
                             (AMENDMENT NO.      )

Filed by the Registrant  [X]

Filed by a Party other than the Registrant  [ ]

Check the appropriate box:

[ ]  Preliminary Proxy Statement                [ ]  CONFIDENTIAL, FOR USE OF THE COMMISSION
                                                     ONLY (AS PERMITTED BY RULE 14a-6(e)(2))
[X]  Definitive Proxy Statement
[ ]  Definitive Additional Materials
[ ]  Soliciting Material Pursuant to sec.240.14a-11(c) or sec.240.14a-12

                               THE SCOTTS COMPANY
                (NAME OF REGISTRANT AS SPECIFIED IN ITS CHARTER)

  (NAME OF PERSON(S) FILING PROXY STATEMENT, IF OTHER THAN THE REGISTRANT)

Payment of Filing Fee (Check the appropriate box):
[X]  No fee required.
[ ]  Fee computed on table below per Exchange Act Rules 14a-6(i)(1) and 0-11.

     (1) Title of each class of securities to which transaction applies: .......

     (2) Aggregate number of securities to which transaction applies: ..........

     (3) Per unit price or other underlying value of transaction computed pursuant to Exchange Act Rule 0-11 (Set forth the amount on which the filing fee is calculated and state how it was determined): ............

     (4) Proposed maximum aggregate value of transaction: ......................

     (5) Total fee paid: .......................................................

[ ]  Fee paid previously with preliminary materials.

[ ] Check box if any part of the fee is offset as provided by Exchange Act Rule 0-11(a)(2) and identify the filing for which the offsetting fee was paid previously. Identify the previous filing by registration statement number, or the Form or Schedule and the date of its filing.

     (1) Amount Previously Paid: ...............................................

     (2) Form, Schedule or Registration Statement No.: .........................

     (3) Filing Party: .........................................................

     (4) Date Filed: ...........................................................

================================================================================

================================================================================

[THE SCOTTS COMPANY LOGO]

THE SCOTTS COMPANY
PROXY STATEMENT
================================================================================

                           [THE SCOTTS COMPANY LOGO]

                               THE SCOTTS COMPANY
                             14111 SCOTTSLAWN ROAD
                             MARYSVILLE, OHIO 43041

                                                                January 12, 1998
Dear Fellow Shareholders:

     The Annual Meeting of the Shareholders (the "Annual Meeting") of The Scotts Company, an Ohio corporation (the "Company"), will be held at 10:00 a.m., local time, on Wednesday, February 18, 1998, at the Adam's Mark Hotel, 50 North Third Street, Columbus, Ohio. The enclosed Notice of Annual Meeting of Shareholders and Proxy Statement contain detailed information about the business to be transacted at the Annual Meeting.

     The Board of Directors has nominated three directors, each for a term to expire at the 2001 Annual Meeting. The Board of Directors recommends that you vote FOR the nominees.

     On behalf of the Board of Directors and management, I cordially invite you to attend the Annual Meeting. Whether or not you plan to attend the Annual Meeting, the prompt return of your proxy in the enclosed return envelope will save the Company additional expenses of solicitation and will help ensure that as many shares as possible are represented.

                                          Sincerely,

                                          /s/ Charles M. Berger
                                          CHARLES M. BERGER
                                          Chairman, President and Chief
                                          Executive Officer

                           [THE SCOTTS COMPANY LOGO]

                               THE SCOTTS COMPANY
                            ------------------------

                    NOTICE OF ANNUAL MEETING OF SHAREHOLDERS
                    TO BE HELD WEDNESDAY, FEBRUARY 18, 1998

                            ------------------------

     NOTICE IS HEREBY GIVEN that the Annual Meeting of Shareholders (the "Annual Meeting") of The Scotts Company, an Ohio corporation (the "Company"), will be held at the Adam's Mark Hotel, 50 North Third Street, Columbus, Ohio, on Wednesday, February 18, 1998 at 10:00 a.m., local time, for the following purposes:

        1. To elect three directors, each for a term of three years to expire at the 2001 Annual Meeting; and

        2. To transact such other business as may properly come before the Annual Meeting or any adjournment(s) thereof.

     The close of business on December 30, 1997, has been fixed by the Board of Directors of the Company as the record date for determining the shareholders entitled to notice of, and to vote at, the Annual Meeting.

     You are cordially invited to attend the Annual Meeting. Whether or not you plan to attend the Annual Meeting, you may insure your representation by completing, signing, dating and promptly returning the enclosed proxy card. A return envelope, which requires no postage if mailed in the United States, has been provided for your use. If you attend the Annual Meeting and inform the Secretary of the Company in writing that you wish to vote your shares in person, your proxy will not be used.

                                          By Order of the Board of Directors,

                                          /s/ G. Robert Lucas
                                          G. ROBERT LUCAS,
                                          Senior Vice President, General Counsel
                                          and Corporate Secretary

14111 Scottslawn Road
Marysville, Ohio 43041
January 12, 1998

                           [THE SCOTTS COMPANY LOGO]

                               THE SCOTTS COMPANY
                             14111 SCOTTSLAWN ROAD
                             MARYSVILLE, OHIO 43041

                                PROXY STATEMENT

                                      FOR
                         ANNUAL MEETING OF SHAREHOLDERS
                          WEDNESDAY, FEBRUARY 18, 1998

     This Proxy Statement is furnished in connection with the solicitation on behalf of the Board of Directors of The Scotts Company, an Ohio corporation (the "Company"), of proxies for use at the Annual Meeting of Shareholders (the "Annual Meeting") to be held at the Adam's Mark Hotel, 50 North Third Street, Columbus, Ohio, on Wednesday, February 18, 1998, at 10:00 a.m., local time, and at any adjournment(s) thereof, for the purposes set forth in the accompanying Notice of Annual Meeting of Shareholders. This Proxy Statement and the accompanying form of proxy are first being mailed to shareholders on or about January 12, 1998. Only holders of record of the Company's common shares, without par value (the "Common Shares"), and the Company's Class A Convertible Preferred Stock, without par value (the "Convertible Preferred Stock"), will be entitled to vote at the Annual Meeting. As of December 30, 1997, there were 18,677,146 Common Shares outstanding and 195,000 shares of Convertible Preferred Stock outstanding. Each Common Share entitles the holder thereof to one vote. Each share of Convertible Preferred Stock entitles the holder thereof to the number of votes equal to the number of Common Shares into which such share of Convertible Preferred Stock could be converted as of the record date for the Annual Meeting. As of December 30, 1997, the holders of the Convertible Preferred Stock were entitled to an aggregate of 10,263,158 votes. A quorum for the Annual Meeting is a majority of the voting shares outstanding. There is no cumulative voting. Other than the Common Shares and the Convertible Preferred Stock, there are no other voting securities of the Company outstanding.

     Common Shares and shares of Convertible Preferred Stock represented by signed proxies that are returned to the Company will be counted toward the quorum even though they are marked as "Withhold Authority" or they are not marked at all. Broker/dealers who hold their customers' shares in street name may, under the applicable rules of the exchange and other self-regulatory organizations of which the broker/dealers are members, sign and submit proxies for such street name shares and may vote such shares on "routine" matters, which, under such rules, typically include the election of directors. Since it is presently anticipated that the only matter to be voted upon at the Annual Meeting is the election of directors, there should be no "broker non-votes."

     If the accompanying proxy card is properly signed and returned to the Company prior to the Annual Meeting and not revoked, it will be voted in accordance with the instructions contained therein. If no instructions are given, the persons designated as proxies in the accompanying proxy card will vote FOR the election as directors of those persons named below.

     The Board of Directors is not currently aware of any matters other than those referred to herein which will come before the Annual Meeting. If any other matter should be presented at the Annual Meeting for action, the persons named in the accompanying proxy card will vote the proxy in their own discretion.

     You may revoke your proxy at any time before it is actually voted at the Annual Meeting by delivering written notice of revocation to the Secretary of the Company, by submitting a subsequently dated proxy, or by attending the Annual Meeting and voting in person. Attendance at the Annual Meeting will not, in itself, constitute revocation of the proxy.

     The expense of preparing, printing and mailing proxy materials to the Company's shareholders will be borne by the Company. In addition, proxies may be solicited personally or by telephone, mail or telegram. Officers or employees of the Company may assist with personal or telephone solicitation and will receive no additional compensation therefor. The Company will also reimburse brokerage houses and other nominees for their reasonable expenses in forwarding proxy materials to beneficial owners of the Common Shares.

     If a shareholder is a participant in The Scotts Company Profit Sharing and Savings Plan (the "PSP") and Common Shares have been allocated to such person's account in the PSP, the trustee will vote the allocated Common Shares.

               BENEFICIAL OWNERSHIP OF SECURITIES OF THE COMPANY

     The following table furnishes certain information as of December 1, 1997 (except as otherwise noted), as to the Common Shares beneficially owned by each of the directors of the Company, by each of the individuals named in the Summary Compensation Table and by all directors and executive officers of the Company as a group, and, to the Company's knowledge, by the only persons beneficially owning more than 5% of the outstanding Common Shares.

                                        AMOUNT AND NATURE OF BENEFICIAL OWNERSHIP(1)
                                    ----------------------------------------------------
                                                      COMMON SHARES WHICH
                                                        CAN BE ACQUIRED
                                                             UPON
                                                         CONVERSION OF
                                                          CONVERTIBLE
                                                           PREFERRED
                                                         STOCK OR UPON
                                                           EXERCISE
                                                         OF OPTIONS OR
                                    COMMON SHARES          WARRANTS
                                      PRESENTLY           EXERCISABLE                        PERCENT OF
     NAME OF BENEFICIAL OWNER           HELD            WITHIN 60 DAYS          TOTAL         CLASS(2)
----------------------------------  -------------     -------------------     ----------     ----------
James B Beard.....................       16,727(3)             22,000             38,727          (4)
Charles M. Berger(5)..............       11,517(6)            200,000            211,517         1.12%
John S. Chamberlin................       22,727                22,000             44,727          (4)
Joseph P. Flannery................       10,000                22,000             32,000          (4)
Horace Hagedorn...................            0                19,859(7)          19,859          (4)
James Hagedorn(5).................            0            13,283,631(8)      13,283,631        41.56%(8)
Albert E. Harris..................          300(9)                  0                300          (4)
John Kenlon(5)....................            0               255,642(10)        255,642         1.35%(10)
Karen G. Mills....................        2,000                14,000             16,000          (4)
Jean H. Mordo(5)..................       20,000                50,000             70,000          (4)
James L. Rogula(5)................        2,000                17,000             19,000          (4)
John M. Sullivan..................        1,000                18,000             19,000          (4)
L. Jack Van Fossen................        1,200                18,000             19,200          (4)

All directors and executive
  officers as a group (20
  persons)........................      194,003(11)        14,103,912         14,307,915        43.66%

Hagedorn Partnership, L.P.........            0            13,262,631(12)     13,262,631        41.52%(12)
800 Port Washington Blvd.
Port Washington, NY 11050

Trimark Financial Corporation.....    1,318,100(13)                 0          1,318,100(13)     7.06%
One First Canadian Place
Suite 5600, P.O. Box 487
Toronto, Ontario, M5X 1E5

Dresdner RCM Global Investors
  LLC.............................      967,400(14)                 0            967,400(14)     5.18%
Four Embarcadero Center, Suite
  2900
San Francisco, CA 94111-4189

Leon G. Cooperman.................    1,040,800(15)                 0          1,040,800(15)     5.57%
c/o Omega Advisors, Inc.
88 Pine Street
Wall Street Plaza-31st Floor
New York, New York 10005

---------------
 (1) Unless otherwise indicated, the beneficial owner has sole voting and dispositive power as to all Common Shares reflected in the table.

 (2) The percent of class is based upon the sum of (i) 18,676,480 Common Shares outstanding on December 1, 1997, and (ii) the number of Common Shares as to which the named person has the right to acquire beneficial ownership upon conversion of Convertible Preferred Stock or upon the exercise of options or warrants exercisable within 60 days of September 30, 1997.

 (3) Includes 11,727 Common Shares owned by Dr. Beard's wife.

 (4) Represents ownership of less than 1% of the outstanding Common Shares of the Company.

 (5) Individual named in the Summary Compensation Table.

 (6) Includes 517 Common Shares allocated to Mr. Berger's account and held by the trustee under the PSP.

 (7) Mr. Horace Hagedorn owns (beneficially and of record) 10 shares of Convertible Preferred Stock (less than 1% of such class) which are convertible into 526 Common Shares. Mr. Hagedorn is the father of the general partners of Hagedorn Partnership, L.P., a Delaware limited partnership (the "Hagedorn Partnership"), but is not himself a partner of, and does not have sole or shared voting or dispositive power with respect to any of the Convertible Preferred Stock or Warrants held by, the Hagedorn Partnership. See note (12) below. Mr. Hagedorn also holds currently exercisable options to purchase 19,333 Common Shares.

 (8) Mr. James Hagedorn is a general partner in the Hagedorn Partnership and has shared voting and dispositive power with respect to the Convertible Preferred Stock and Warrants held by the Hagedorn Partnership. See note
     (12) below. Mr. Hagedorn also holds currently exercisable options to purchase 21,000 Common Shares.

 (9) Common Shares owned by Mr. Harris' wife.

(10) Mr. Kenlon beneficially owns 4,332 shares of Convertible Preferred Stock (2.2% of such class), which are convertible into 228,000 Common Shares, and Warrants to purchase 6,642 Common Shares. Each of Mr. Kenlon's four children beneficially owns Warrants to purchase an additional 15,000 Common Shares, for which Mr. Kenlon disclaims beneficial ownership. The Hagedorn Partnership has the right to vote all of the Company's securities held by Mr. Kenlon and his children, and has a right of first refusal with respect to such securities. See note (12) below. Mr. Kenlon also holds currently exercisable options to purchase 21,000 Common Shares.

(11) See notes (3) and (6) through (10) above and note (12) below. Also includes Common Shares held by the respective spouses of executive officers of the Company and by their children who live with them; and Common Shares allocated to the accounts of executive officers and held by the trustee under the PSP.

(12) The Hagedorn Partnership owns (beneficially and of record) 190,658 shares of Convertible Preferred Stock (97.8% of such class), which are convertible into 10,034,631 Common Shares, and Warrants to purchase 2,933,358 Common Shares, and has the right to vote, and a right of first refusal with respect to, the Company's securities held by Mr. Kenlon and his children. See note (10) above. The general partners of the Hagedorn Partnership are Mr. James Hagedorn, Ms. Katherine Hagedorn Littlefield, Mr. Paul Hagedorn, Mr. Peter Hagedorn, Mr. Robert Hagedorn and Ms. Susan Hagedorn, each of whom is a child of Mr. Horace Hagedorn and a former shareholder of Stern's Miracle-Gro Products Inc. Community Funds, Inc., a New York not-for-profit corporation, is a limited partner in the Hagedorn Partnership.

     The Amended and Restated Agreement and Plan of Merger, dated as of May 19, 1995 (the "Merger Agreement"), among Stern's Miracle-Gro Products, Inc. ("Miracle-Gro Products"), Stern's Nurseries, Inc., Miracle-Gro Lawn Products Limited, the Hagedorn Partnership, the general partners of the Hagedorn Partnership, Horace Hagedorn, Community Funds, Inc., and John Kenlon, the Company and ZYX Corporation, provides for certain voting rights of, and certain voting restrictions on, the holders of the Convertible Preferred Stock and the Warrants (collectively, including the general and limited partners of the

     Hagedorn Partnership, the "Miracle-Gro Shareholders"). The Merger Agreement also limits the ability of the Miracle-Gro Shareholders to acquire additional voting securities of the Company or to transfer the Convertible Preferred Stock or the Warrants. See "-- Voting Restrictions on the Miracle-Gro Shareholders" and "-- Standstill Restrictions on the Miracle-Gro Shareholders" below.

(13) Based on information contained in Amendment No. 1 to Schedule 13G, dated February 5, 1997, filed with the Securities and Exchange Commission (the "SEC"), as of December 31, 1996, certain Trimark mutual funds (the "Funds") were the owners of record of an aggregate of 1,318,100 Common Shares of the Company. Trimark Investment Management Inc. ("TIMI") is a manager and trustee of the Funds. Trimark Financial Corporation ("TFC") owns 100% of the voting equity securities of TIMI. Consequently, TFC may be deemed to be the beneficial owner of such Common Shares.

(14) Based on information contained in a Form 13F dated November 13, 1997, Dresdner RCM Global Investors LLC (formerly known as RCM Capital Management, L.L.C.) has shared investment power with respect to 967,400 Common Shares of the Company. Of such Common Shares, it has sole voting authority with respect to 798,100 Common Shares and no voting authority with respect to 169,300 Common Shares.

(15) Based on information contained in a Schedule 13D, dated October 31, 1997, Mr. Cooperman is the Managing Member of Omega Associates, L.L.C., the general partner of the three limited partnerships Omega Capital Partners, L.P. ("OCP"), Omega Institutional Partners, L.P. ("OIP") and Omega Capital Investors, L.P. ("OCI"). OCP owns 315,500 Common Shares of the Company, OIP owns 27,500 Common Shares, and OCI owns 16,200 shares. Mr. Cooperman is also President and majority stockholder of Omega Advisors, Inc. ("OAI"). OAI serves as investment manager to Omega Overseas Partners, Ltd., which has sole voting and investment power with respect to 462,400 Common Shares. OAI also shares voting and dispositive power with respect to 219,200 Common Shares owned by unrelated third parties for whom it serves as investment manager.

SECTION 16(a) BENEFICIAL OWNERSHIP REPORTING COMPLIANCE

     Mr. Lawrence M. McCartney, an executive officer of the Company, filed late his Form 3 reporting that he had been renamed an executive officer in September 1997.

VOTING RESTRICTIONS ON THE MIRACLE-GRO SHAREHOLDERS

     The Merger Agreement provides that until the earlier of May 19, 2000 (the "Standstill Period") and such time as the Miracle-Gro Shareholders cease to own at least 19% of the Company's Voting Stock (as that term is defined in the Merger Agreement), the Miracle-Gro Shareholders will be required to vote their shares of Convertible Preferred Stock and Common Shares (i) for the Company's nominees to the Board of Directors, in accordance with the recommendation of the Board of Directors' Nominating and Corporate Governance Committee and (ii) on all matters to be voted on by holders of Voting Stock, in accordance with the recommendation of the Board of Directors, except with respect to a proposal as to which shareholder approval is required under the Ohio General Corporation Law relating to (a) the acquisition of Voting Stock of the Company, (b) a merger or consolidation, (c) a sale of all or substantially all of the assets of the Company, (d) a recapitalization of the Company or (e) an amendment to the Company's Amended Articles of Incorporation or Code of Regulations which would materially adversely affect the rights of the Miracle-Gro Shareholders. The Company has agreed that, without the prior consent of the Shareholder Representative (as that term is defined in the Merger Agreement), it will not
(x) issue Voting Stock (or Voting Stock equivalents) constituting in the aggregate more than 12.5% of total voting power of the outstanding Voting Stock (the "Total Voting Power") (other than pursuant to employee benefit plans in the ordinary course of business) or (y) in a single transaction or series of related transactions, make any acquisition or disposition of assets which would require disclosure pursuant to Item 2 of Form 8-K under the Securities Exchange Act of 1934 (the "Exchange Act"); provided, however, that if five-sixths of the Board of Directors determine that it is in the best interests of the Company to make an acquisition pursuant to clause (y), such acquisition may be made without the consent of the Shareholder Representative. In addition, during the Standstill Period, the Miracle-Gro Shareholders will be limited in their ability to enter into any voting trust agreement without the Company's consent or to solicit proxies or become participants in any election contest (as such terms are used in Rule 14a-11 of Regulation 14A under the Exchange

Act) relating to the election of directors of the Company. Following the Standstill Period or such time as the Miracle-Gro Shareholders cease to own at least 19% of the Voting Stock, the voting restrictions provided in the Merger Agreement will expire.

STANDSTILL RESTRICTIONS ON THE MIRACLE-GRO SHAREHOLDERS

     The Merger Agreement provides that during the Standstill Period, the Miracle-Gro Shareholders may not acquire or agree to acquire, directly or indirectly, beneficial ownership of Voting Stock representing more than 43% of the Total Voting Power (the "Standstill Percentage"). For purposes of calculating beneficial ownership of Voting Stock against the Standstill Percentage, Common Shares underlying unexercised Warrants or any subsequently granted employee stock options will not be included. However, the terms of the Warrants provide that, if exercised during the Standstill Period and to the extent that such exercise would increase the aggregate beneficial ownership of the Miracle-Gro Shareholders to more than 43% of the Total Voting Power, such exercise may only be for cash and not for Common Shares. To the extent that a recapitalization of the Company or a Common Share repurchase program by the Company increases the aggregate beneficial ownership of the Miracle-Gro Shareholders to an amount in excess of 44% of the Total Voting Power, the Miracle-Gro Shareholders will be required to divest themselves of sufficient shares of Voting Stock to fall within the 44% of Total Voting Power limit. The Company has agreed that it will use reasonable efforts to ensure that employee stock options are funded with Common Shares repurchased in the open market rather than with newly-issued Common Shares.

     The Miracle-Gro Shareholders have agreed that, after the Standstill Period, they will not acquire, directly or indirectly, beneficial ownership of Voting Stock representing more than 49% of the Total Voting Power except pursuant to a tender offer for 100% of the Total Voting Power, which tender offer is conditioned upon the receipt of at least 50% of the Voting Stock beneficially owned by shareholders of the Company other than the Miracle-Gro Shareholders and their affiliates and associates.

RESTRICTIONS ON TRANSFERS

     During the Standstill Period, the Merger Agreement provides that no Miracle-Gro Shareholder may transfer any Common Shares obtained upon conversion of the Convertible Preferred Stock or exercise of the Warrants, except (i) to the Company or any person approved by the Company; (ii) to a Permitted Transferee (as that term is defined in the Merger Agreement) who agrees in writing to abide by the provisions of the Merger Agreement; (iii) pursuant to a merger or consolidation of the Company or a plan of liquidation which has been approved by the Company's Board of Directors; (iv) in a bona fide public offering registered under the Securities Act of 1933 (the "Securities Act") and designed to prevent any person or group from acquiring beneficial ownership of 3% or more of the Total Voting Power; (v) subject to the Company's right of first offer, pursuant to Rule 145 or Rule 144A under the Securities Act, provided that such sale would not knowingly result in any person or group's acquiring beneficial ownership of 3% or more of the Total Voting Power and all such sales by the Miracle-Gro Shareholders within the preceding three months would not exceed, in the aggregate, the greatest of the limits set forth in Rule 144(e)(1) under the Securities Act; (vi) in response to a tender offer made by or on behalf of the Company or with the approval of the Company's Board of Directors; or (vii) subject to the Company's right of first offer, in any other transfer which would not to the best knowledge of the transferring Miracle-Gro Shareholder result in any person or group's acquiring beneficial ownership of 3% or more of the Total Voting Power.

     Neither the Convertible Preferred Stock nor, during the Standstill Period, the Warrants may be transferred except (i) to the Company or any person or group approved by the Company; (ii) to a Permitted Transferee who agrees in writing to abide by the provisions of the Merger Agreement; (iii) pursuant to a merger or consolidation of the Company or a plan of liquidation of the Company; or (iv) with respect to Convertible Preferred Stock representing no more than 15% of the outstanding Common Shares on a fully diluted basis or any number of Warrants:
(A) subject to the Company's right of first offer, pursuant to Rule 145 or Rule 144A under the Securities Act, provided that such sale would not knowingly result in any person or group's acquiring beneficial ownership of 3% or more of the Total Voting Power and all such sales by the Miracle-Gro Shareholders within the preceding three months would not exceed, in the aggregate, the greatest of the limits set forth in Rule 144(e)(1) under the Securities Act; or (B) subject to the Company's right of first offer, in any other transfer which would not, to the best knowledge of the transferring Miracle-Gro Shareholder, result in any person or group's acquiring beneficial ownership of 3% or more of the Total Voting Power. For purposes of clauses (A) and (B) only, the Company's right of first offer with respect to shares of Convertible Preferred Stock would be at a price equal to (x) the aggregate Market Price (as that term is defined in the Merger Agreement) of the Common Shares into which such shares of Convertible Preferred Stock could be converted at the time of the applicable transfer notice multiplied by (y) 105%.

     Following the Standstill Period, the Warrants and the Common Shares underlying the Warrants and the Convertible Preferred Stock will be freely transferable, subject to the requirements of the Securities Act and applicable law.

                                 PROPOSAL NO. 1

                             ELECTION OF DIRECTORS

     Pursuant to the Code of Regulations of the Company, the Board of Directors has set the authorized number of directors at twelve (12), divided into three classes with regular three-year staggered terms. The three Class III directors hold office for terms expiring at the Annual Meeting, the three Class I directors (reduced from four due to the resignation of Tadd C. Seitz on September 24, 1997) hold office for terms expiring in 1999, and the four Class II directors hold office for terms expiring in 2000. John S. Chamberlin, a Class III director, has chosen not to serve another term and has withdrawn from re-nomination as a Class III director. On November 21, 1997, Albert E. Harris was selected by the Company's Board of Directors to fill the vacancy in Class III created by the resignation of Donald A. Sherman on November 17, 1997.

     The election of each class of directors is a separate election. Pursuant to the terms of the Merger Agreement, the Miracle-Gro Shareholders, through their Shareholder Representative, designated Messrs. Horace Hagedorn, Kenlon and James Hagedorn as Board members. Until the earlier of expiration of the Standstill Period and such time as the Miracle-Gro Shareholders no longer beneficially own at least 19% of the Voting Stock of the Company, the Shareholder Representative will continue to be entitled to designate one person to be nominated for election as a director in the class whose term expires in any year.

     As a result of the withdrawal of John S. Chamberlin from re-nomination, a vacancy will be created in Class III as of the Annual Meeting date. Also as a result of the resignation of Tadd C. Seitz, a vacancy was created and continues to exist in Class I. As of the date of this Proxy Statement, no persons have been selected by the Board of Directors to fill such vacancies. The Board of Directors does not contemplate selection of individuals to fill the vacancies in such classes until such time as the Nominating and Corporate Governance Committee makes a recommendation to the Board with respect to the nominees, after a pending search of qualified candidates. Upon the conclusion of such search, the Board, pursuant to Ohio law and the Company's Code of Regulations, will fill the vacancies in such classes for the remainder of the respective unexpired terms. The proxies cannot be voted for more than three nominees for election as Class III directors at the Annual Meeting.

     The Board of Directors proposes that the three nominees described below be elected to Class III for a new term to expire at the Annual Meeting of Shareholders to be held in 2001 and until their successors are duly elected and qualified, or until their earlier death, resignation or removal. The Board of Directors has no reason to believe that any of the nominees will not serve if elected, but if any of them should become unavailable to serve as a director, and if the Board designates a substitute nominee, the persons named in the accompanying proxy card will vote for the substitute nominee designated by the Board of Directors.

     The following information, as of December 1, 1997, with respect to the principal occupation or employment, other affiliations and business experience of each director during the last five years has been furnished to the Company by each director. Except where indicated, each director has had the same principal occupation for the last five years.

          NOMINEES STANDING FOR RE-ELECTION TO THE BOARD OF DIRECTORS

            CLASS III -- TERMS TO EXPIRE AT THE 2001 ANNUAL MEETING

JOSEPH P. FLANNERY, age 65
Director of the Company since 1987

     Mr. Flannery has been President, Chief Executive Officer and Chairman of the Board of Directors of Uniroyal Holding, Inc. since 1986. Mr. Flannery is also a director of Ingersoll-Rand Company, Kmart Corporation, Newmont Mining, Arvin Industries, Inc. and APS Holding Corporation.

Committee Membership: Compensation and Organization (Chairman)

HORACE HAGEDORN, age 82
Vice Chairman of the Board and Director of the Company since 1995

     Mr. Hagedorn was named Vice Chairman of the Board and a director of the Company, and Chairman of the Board and Chief Executive Officer of Scotts' Miracle-Gro Products, Inc. ("Scotts' Miracle-Gro"), in May 1995. In March 1997, he retired as an officer of Scotts' Miracle-Gro. Mr. Hagedorn founded Miracle-Gro Products in 1950 and served as Chief Executive Officer of Miracle-Gro Products from 1985 until May 1995. Horace Hagedorn is the father of James Hagedorn.

Committee Membership: None at this time

ALBERT E. HARRIS, age 65
Director of the Company since November 1997

     In November 1997, Mr. Harris was selected by the Company's Board of Directors to fill the vacancy on the Board created by the resignation of Donald
A. Sherman, for the remainder of Mr. Sherman's unexpired term. Mr. Harris is co-founder and, effective July 1997, the retired President of EDBH Inc., a company which develops international optical businesses. From 1988 until July 1997, he served as either Chairman or President of that company, which has established a chain of approximately 200 superoptical stores, operating under the "Vision Express" name and located primarily in the United Kingdom. Since 1992, Mr. Harris has also been a Trustee of Fountain Square Funds, a mutual funds family established by The Fifth Third Bank, and is currently the Chairman of that group of funds. Fountain Square Funds is registered as an investment company under the Investment Company Act of 1940.

Committee Membership: Nominating and Corporate Governance

             CLASS I -- TERMS TO EXPIRE AT THE 1999 ANNUAL MEETING

CHARLES M. BERGER, age 61
Chairman of the Board, President and Chief Executive Officer of the Company since August 1996

     Mr. Berger was elected Chairman of the Board, President and Chief Executive Officer of the Company in August 1996. Mr. Berger came to the Company from H. J. Heinz Company, where he served as Chairman, President and Chief Executive Officer of Weight Watchers International, a Heinz affiliate, from November 1978 to September 1994. From October 1994 to August 1996, he was Chairman and CEO of Heinz India Pvt. Ltd. (Bombay); and he served as Managing Director and CEO of Heinz-Italy (Milan), the largest Heinz profit center in Europe, from August 1975 to November 1978. During his 32-year career at Heinz, he also held the positions of General Manager, Marketing, for all Heinz U.S. grocery products; Marketing Director for Heinz UK (London) and Director of Corporate Planning at Heinz World Headquarters. He is also a former director of Miracle-Gro Products.

Committee Membership: None at this time

JAMES HAGEDORN, age 42
Executive Vice President, U.S. Business Groups, of the Company since October 1996 and Director of the Company since 1995

     Mr. Hagedorn was named Executive Vice President, U.S. Business Groups, of the Company in October 1996. From May 1995 to October 1996, he served as Senior Vice President, Consumer Gardens Group, of the Company. Mr. Hagedorn has also been Executive Vice President of Scotts' Miracle-Gro since May 1995. Mr. Hagedorn was Executive Vice President of Miracle-Gro Products from 1989 until May 1995. He was previously an officer and an F-16 pilot in the United States Air Force. James Hagedorn is the son of Horace Hagedorn.

Committee Membership: Nominating and Corporate Governance

KAREN G. MILLS, age 44
Director of the Company since 1994

     Ms. Mills is President of MMP Group, Inc., an advisory company serving leveraged buy-out firms, company owners and CEOs. From 1983 to 1993, she served as Managing Director at E.S. Jacobs and Company and as Chief Operating Officer of its Industrial Group. Ms. Mills is currently on the boards of Triangle Pacific Corp. and Arrow Electronics, Inc.

Committee Membership: Nominating and Corporate Governance (Chairman)

             CLASS II -- TERMS TO EXPIRE AT THE 2000 ANNUAL MEETING

JAMES B BEARD, age 62
Director of the Company since 1989

     Dr. Beard is Professor Emeritus of Turfgrass Physiology and Ecology at Texas A&M University where he served from 1975 to 1992. He has been President and Chief Scientist at the International Sports Turf Institute since July 1992. Dr. Beard is the author of seven books and over 500 scientific articles on turfgrass science and is an active lecturer and consultant both nationally and internationally. He is a Fellow of the American Society of Agronomy and of the American Association of the Advancement of Science, and was the first President of the International Turfgrass Society. He has also served as President of the Crop Science Society of America.

Committee Membership: Audit

JOHN KENLON, age 66
Director of the Company since 1995

     Mr. Kenlon was named President, Consumer Gardens Group, of the Company, in December 1996. He remains Chief Operating Officer and President of Scotts' Miracle-Gro, positions held since May 1995. Mr. Kenlon was the President of Miracle-Gro Products from December 1985 until May 1995. Mr. Kenlon began his association with the Miracle-Gro companies in 1960.

Committee Membership: None at this time

JOHN M. SULLIVAN, age 62
Director of the Company since 1994

     Mr. Sullivan was Chairman of the Board from 1987 to 1993, and President and Chief Executive Officer from 1984 to 1993, of Prince Holdings, Inc., a corporation which, through its subsidiaries, manufactures sporting goods. Since his retirement from Prince Holdings, Inc. and its subsidiaries in 1993, Mr. Sullivan has served as an independent director for various corporations, none of which, other than the Company, is registered under or subject to the requirements of the Exchange Act or the Investment Company Act of 1940.

Committee Membership: Compensation and Organization

L. JACK VAN FOSSEN, age 60
Director of the Company since 1993

     Mr. Van Fossen was Chief Executive Officer and President of Red Roof Inns, Inc., an owner and operator of motels, from May 1991 to June 1995. Since July 1988, Mr. Van Fossen has served as President of Nessoff Corporation, a privately owned investment company. Mr. Van Fossen is also a director of Cardinal Health, Inc.

Committee Membership: Audit (Chairman)

RECOMMENDATION AND VOTE

     Under Ohio law and the Company's Code of Regulations, the three nominees for election in Class III receiving the greatest number of votes will be elected.

     Common Shares and shares of Convertible Preferred Stock represented by the accompanying proxy card will be voted FOR the election of the above nominees unless authority to vote for one or more nominees is withheld. Shareholders may withhold authority to vote for the entire slate as nominated or, by writing the name of one or more nominees in the space provided in the proxy card, withhold the authority to vote for such nominee or nominees. Common Shares and shares of Convertible Preferred Stock as to which the authority to vote is withheld will be counted for quorum purposes but will not be counted toward the election of directors, or toward the election of the individual nominees specified on the form of proxy.

     YOUR BOARD OF DIRECTORS RECOMMENDS A VOTE FOR THE ELECTION OF THE ABOVE CLASS III DIRECTOR NOMINEES.

COMMITTEES AND MEETINGS OF THE BOARD

     The Board of Directors held seven regularly scheduled or special meetings during the fiscal year ended September 30, 1997 (the "1997 fiscal year"). The Board of Directors has three standing committees: the Audit Committee; the Compensation and Organization Committee; and the Nominating and Corporate Governance Committee. Each current member of the Board attended at least 75% of the aggregate of the total number of meetings of the Board of Directors and of the committees on which he or she served during the 1997 fiscal year.

     Audit Committee. The Audit Committee reviews and approves the scope and results of any outside audit of the Company and the fees therefor and makes recommendations to the Board of Directors or management concerning auditing and accounting matters and the selection of outside auditors. The Audit Committee met seven times during the 1997 fiscal year.

     Compensation and Organization Committee. The Compensation and Organization Committee reviews, considers and acts upon matters of salary and other compensation and benefits of all officers and other employees of the Company, and acts upon all matters concerning, and exercises such authority as is delegated to it under the provisions of, any benefit, retirement or pension plan maintained by the Company. This Committee also advises the Board regarding executive officer organizational issues and succession plans. The Compensation and Organization Committee met five times during the 1997 fiscal year.

     Nominating and Corporate Governance Committee. The Nominating and Corporate Governance Committee recommends policies on the composition of the Board of Directors and nominees for membership on the Board. This Committee has not established a procedure for shareholders to recommend nominees to the Board for the Annual Meeting, but rather conducts, and will conduct, its own search for available, qualified nominees. The Nominating and Corporate Governance Committee met six times during the 1997 fiscal year.

COMPENSATION OF DIRECTORS

     Each director of the Company, other than any director employed by the Company (the "Nonemployee Directors"), receives a $25,000 annual retainer for Board and committee meetings plus all reasonable travel and other expenses of attending such meetings. Effective at the Annual Meeting, each Nonemployee Director will receive a $30,000 annual retainer.

     Directors who are committee members, other than the Nonemployee Directors, receive an annual grant, on the first business day following the date of each annual meeting of shareholders, of options to purchase 5,500 Common Shares at an exercise price equal to the fair market value on the date of the grant. For Nonemployee Directors who chair a committee, the grant is of 6,000 Common Shares. Options granted to a Nonemployee Director become exercisable six months after the date of grant and remain exercisable until the earlier to occur of (i) the tenth anniversary of the date of grant or (ii) the first anniversary of the date the Nonemployee Director ceases to be a member of the Company's Board of Directors.

                  (Remainder of page intentionally left blank)

                             EXECUTIVE COMPENSATION

SUMMARY OF CASH AND CERTAIN OTHER COMPENSATION

     The following table shows, for the fiscal years ended September 30, 1997, 1996 and 1995, compensation awarded or paid to, or earned by, the Company's Chief Executive Officer and the four other most highly compensated executive officers of the Company.

                           SUMMARY COMPENSATION TABLE

                                                                         LONG-TERM
                                                                        COMPENSATION
                                                                        ------------
                                                                           AWARDS
                                                                        ------------
                                                                         SECURITIES
                                               ANNUAL COMPENSATION       UNDERLYING
                                   FISCAL     ---------------------       OPTIONS/          ALL OTHER
NAME AND PRINCIPAL POSITION         YEAR      SALARY($)    BONUS($)      SARS(#)(1)      COMPENSATION($)
---------------------------------  ------     --------     --------     ------------     ---------------
Charles M. Berger:...............    1997     $407,000     $352,000              0          $   3,200(2)
  Chairman of the Board,             1996     $ 61,667     $      0        250,000          $       0
  President and Chief                1995           --           --             --                 --
  Executive Officer(3)
James Hagedorn:..................    1997     $253,500     $180,000        126,000          $   3,200(2)
  Executive Vice President, U.S.     1996     $208,058     $      0              0          $       0
  Business Groups(4)                 1995     $ 75,000(5)  $100,000         24,000          $       0
Jean H. Mordo:...................    1997     $232,707     $190,000        150,000          $ 110,810(6)
  Executive Vice President and       1996           --           --             --                 --
  Chief Financial Officer(7)         1995           --           --             --                 --
John Kenlon:.....................    1997     $228,123     $141,600         55,000          $   3,200(2)
  President, Consumer Gardens        1996     $193,934     $125,000              0          $       0
  Group(8)                           1995     $ 73,125(5)  $125,000         24,000          $       0
James L. Rogula:.................    1997     $213,000     $165,946         55,000          $   3,200(2)
  Senior Vice President, Consumer    1996     $213,750     $      0              0          $       0
  Lawns Group                        1995     $151,462     $      0         18,000          $       0

---------------
(1) These numbers represent options for Common Shares granted pursuant to the Company's 1992 Long Term Incentive Plan ("1992 Plan") or the Company's 1996 Stock Option Plan, as amended (the "1996 Plan"). See the table under "OPTION GRANTS IN LAST FISCAL YEAR" for more detailed information on such options.

(2) Contributions made by the Company to the PSP.

(3) Mr. Berger was elected Chairman, President and Chief Executive Officer of the Company in August 1996.

(4) Mr. James Hagedorn was named Executive Vice President, U.S. Business Groups, of the Company in October 1996. From May 1995 to October 1996, he served as Senior Vice President, Consumer Gardens Group, of the Company.

(5) Includes compensation paid during the portion of the fiscal year following completion of the transactions contemplated by the Merger Agreement (the "Merger Transactions") in May 1995.

(6) Includes a $107,610 (net $70,000) sign-on bonus, and a contribution of $3,200 made by the Company to the PSP.

(7) Mr. Mordo was named Executive Vice President and Chief Financial Officer in January 1997.

(8) Mr. Kenlon was named President, Consumer Gardens Group, of the Company in December 1996. Since May 1995, he has also been Chief Operating Officer and President of Scotts' Miracle-Gro.

GRANTS OF OPTIONS

     The following table sets forth information concerning individual grants of options made during the 1997 fiscal year to each of the individuals named in the Summary Compensation Table. The Company has never granted stock appreciation rights.

                       OPTION GRANTS IN LAST FISCAL YEAR

                                                                                         POTENTIAL REALIZABLE
                                                   % OF                                    VALUE AT ASSUMED
                                 NUMBER OF        TOTAL                                 ANNUAL RATES OF STOCK
                                SECURITIES       OPTIONS                                  PRICE APPRECIATION
                                UNDERLYING      GRANTED TO    EXERCISE                    FOR OPTION TERM(2)
                                  OPTIONS      EMPLOYEES IN     PRICE     EXPIRATION   ------------------------
NAME                           GRANTED(#)(1)   FISCAL YEAR    ($/SHARE)      DATE         5%($)       10%($)
-----------------------------  -------------   ------------   ---------   ----------   -----------  -----------
Charles M. Berger............           0             --             --          --             --           --
James Hagedorn...............      15,000(3)        1.32%      $  18.00    11/10/06    $   169,802  $   430,310
                                  111,000(4)        9.83%      $ 19.375    12/09/06    $ 1,352,516  $ 3,427,542
Jean H. Mordo................     150,000(5)       13.23%      $  21.25    02/28/07    $ 2,004,602  $ 5,080,054
John Kenlon..................      15,000(3)        1.32%      $  18.00    11/10/06    $   169,802  $   430,310
                                   40,000(4)        3.54%      $ 19.375    12/09/06    $   487,393  $ 1,235,150
James L. Rogula..............      15,000(3)        1.32%      $  18.00    11/10/06    $   169,802  $   430,310
                                   40,000(4)        3.54%      $ 19.375    12/09/06    $   487,393  $ 1,235,150

---------------
(1) In the event of a "Change in Control" (as defined in the 1992 Plan and the 1996 Plan), each option will be canceled in exchange for the payment to the optionee of cash in an amount equal to the excess of the highest price paid (or offered) for Common Shares of the Company during the preceding 30 day period over the exercise price for such option. Notwithstanding the foregoing, if the Compensation and Organization Committee determines that the optionee will receive a new award (or have the options honored or assumed), no cash payment will be made as a result of a Change in Control. If any cash payment is to be made with respect to options granted within six months of the date on which a Change in Control occurs, the cash payment will be deferred until the first time at which such cash payment may be made without subjecting the optionee to potential liability under Section 16(b) of the Exchange Act by reason of such cash payment. In the event of termination of employment by reason of retirement, long-term disability or death, the options may thereafter be exercised in full for a period of five years, subject to the stated term of the options. The options are forfeited if the holder's employment is terminated for cause. In the event an option holder's employment is terminated for any reason other than retirement, long-term disability, death or cause, any exercisable options held by him at the date of termination may be exercised for a period of 30 days, subject to the stated terms of the options.

(2) The amounts reflected in this table represent certain assumed rates of appreciation only. Actual realized values, if any, on option exercises will be dependent on the actual appreciation of the Common Shares of the Company over the term of the options. There can be no assurances that the Potential Realizable Values reflected in this table will be achieved.

(3) These options were granted on November 11, 1996 under the 1996 Plan and are exercisable in three equal installments on December 13 of the years 1996 through 1998.

(4) These options were granted on December 10, 1996 under the 1996 Plan and become exercisable December 10, 1999.

(5) These options were granted on March 1, 1997 under the 1996 Plan. Options covering 50,000 Common Shares are immediately exercisable; options covering 50,000 Common Shares are exercisable after twelve months of employment; and options covering the remaining 50,000 Common Shares are exercisable after twenty-four months of employment.

OPTION EXERCISES AND HOLDINGS

     The following table sets forth information with respect to options exercised during the 1997 fiscal year and unexercised options held as of the end of the 1997 fiscal year by each of the individuals named in the Summary Compensation Table.

                AGGREGATED OPTION EXERCISES IN LAST FISCAL YEAR
                       AND FISCAL YEAR-END OPTION VALUES

                                NUMBER                        NUMBER OF SECURITIES          VALUE OF UNEXERCISED
                             OF SECURITIES                   UNDERLYING UNEXERCISED             IN-THE-MONEY
                              UNDERLYING                      OPTIONS AT FY-END(#)         OPTIONS AT FY-END($)(1)
                                OPTIONS         VALUE      ---------------------------   ---------------------------
NAME                           EXERCISED     REALIZED($)   EXERCISABLE   UNEXERCISABLE   EXERCISABLE   UNEXERCISABLE
---------------------------  -------------   -----------   -----------   -------------   -----------   -------------
Charles M. Berger..........     0              --            200,000         50,000      $ 1,025,000     $ 256,250
James Hagedorn.............     0              --             21,000        129,000      $    52,375     $ 451,250
Jean H. Mordo..............     0              --             50,000        100,000      $    81,250     $ 162,500
John Kenlon................     0              --             21,000         58,000      $    52,375     $ 202,750
James L. Rogula............     0              --             17,000         56,000      $   100,875     $ 227,000

---------------
(1) "Value of Unexercised In-the-Money Options at FY-End" is based upon the fair market value of the Company's Common Shares on September 30, 1997 ($26.25) less the exercise price of in-the-money options at the end of the 1997 fiscal year.

PENSION PLANS

     The Company maintains a tax-qualified non-contributory defined benefit pension plan (the "Pension Plan"). All U.S. associates of the Company and its subsidiaries (except for Hyponex, Sierra, Republic and their respective subsidiaries) are eligible to participate upon meeting certain age and service requirements. The following table shows the estimated annual benefits (assuming payment made in the form of a single life annuity) payable upon retirement at normal retirement age (65 years of age) to an associate in specified compensation and years of service classifications.(1)

                              PENSION PLANS TABLE

                                            YEARS OF SERVICE
 AVERAGE       ---------------------------------------------------------------------------
FINAL PAY          10              15              20              25              30
----------     -----------     -----------     -----------     -----------     -----------
$  100,000     $ 13,011.00     $ 19,516.50     $ 26,002.00     $ 32,527.50     $ 39,033.00
   250,000       35,511.00       53,266.50       71,022.00       88,777.50      106,533.00
   500,000       73,011.00      109,516.50      146,022.00      182,527.50      219,033.00
   750,000      110,511.00      165,766.50      221,022.00      276,277.50      331,533.00
 1,000,000      148,011.00      222,016.50      296,022.00      370,027.50      444,033.00
 1,250,000      185,511.00      278,266.50      371,022.00      463,777.50      556,533.00

     Monthly benefits under the Pension Plan upon normal retirement (age 65) are based upon an associate's average final pay and years of service and are reduced by 1.25% of the associate's PIA times the number of years of such associate's service. Average final pay is the average of the 60 highest consecutive months' compensation during the 120 months prior to retirement. Pay includes all earnings plus 401(k) contributions and salary reduction contributions for welfare benefits, but does not include earnings in connection with foreign service, the

---------------

(1) The Internal Revenue Code of 1986, as amended (the "Code"), places certain limitations on the annual pension benefits which can be paid from the Pension Plan. Such limitations are not reflected in the table. This table reflects the total aggregate benefits payable annually upon retirement under both the Pension Plan and The O. M. Scott & Sons Company Excess Benefit Plan (which has been assumed by and is maintained by the Company) (the "Excess Benefit Plan"), which is discussed on the following page. The Pension Plan and the Excess Benefit Plan require an offset of 1.25% of the Social Security primary insurance amount ("PIA") for each year of service and such amount has been deducted from the figures in the table. The PIA used in developing the figures in the table is $15,912.00. Thus, the offset is $5,967.00 for a person with 30 years of service. The maximum possible offset is $7,956.00 for a person with 40 years of service.

value of a company car, separation or other special allowances. Additional provisions for early retirement are included.

     At September 30, 1997, the credited years of service (including prior service with the Miracle-Gro companies) and the 1997 annual covered compensation for purposes of the Pension Plan and the Excess Benefit Plan of the five executive officers of the Company named in the Summary Compensation Table were as follows:

                                                                           COVERED
                                                   YEARS OF SERVICE      COMPENSATION
                                                  -------------------    ------------
            Charles M. Berger...................   1 year, 2 months      $ 399,999.96
            James Hagedorn......................  10 years, 9 months       240,000.00
            Jean H. Mordo.......................       7 months            172,083.31
            John Kenlon.........................  33 years, 6 months       353,123.06
            James L. Rogula.....................   2 years, 9 months       209,000.04

     Effective October 1, 1993, the Excess Benefit Plan was established. The Excess Benefit Plan provides additional benefits to participants in the Pension Plan whose benefits are reduced by limitations imposed under Sections 415 and 401(a)(17) of the Code. Under the Excess Benefit Plan, executive officers and certain key employees will receive, at the same time and in the same form as benefits paid under the Pension Plan, additional monthly benefits in an amount which, when added to the benefits paid to the participant under the Pension Plan, will equal the benefit amount such participant would have earned but for the limitations imposed by the Code to the extent such limitations apply.

     Effective December 31, 1997, the Pension Plan was frozen, and effective January 1, 1998, associates will participate in the Company's Retirement Savings Plan (fka The Scotts Company Profit Sharing and Savings Plan). The new Retirement Savings Plan consolidates various retirement plans in effect at the Company and its U.S. subsidiaries, and will permit 401(k) contributions, employee after-tax contributions, Company matching contributions and Company retirement contributions.

EMPLOYMENT AGREEMENTS AND TERMINATION OF EMPLOYMENT AND CHANGE-IN-CONTROL ARRANGEMENTS

     The Company entered into an Employment Agreement with Mr. Berger effective August 7, 1996 (the "Berger Agreement"), providing for his employment as Chairman, President and Chief Executive Officer of the Company until August 1999, at an annual base salary of at least $400,000 per year, plus incentive bonus under The Scotts Company Executive Management Incentive Plan (the "Bonus Plan") (of at least $100,000 for fiscal 1997). If Mr. Berger's employment is terminated by the Company without "cause" (as defined in the Berger Agreement), as a result of his death or disability, as a result of "cause" by Mr. Berger (also as defined) or as a result of a "change of control" (as defined), he will be entitled to have his base salary continued at the rate then in effect for two years thereafter, and to receive incentive compensation comparable to the prior year's levels, also for the two-year period after the date of termination. In connection with the entering into of his Employment Agreement, pursuant to a Stock Option Agreement dated as of August 7, 1996, Mr. Berger was granted options to purchase 250,000 Common Shares of the Company, which vested sixty percent on the date of grant and twenty percent on the first anniversary of his date of employment. The other twenty percent will vest on the second anniversary of his date of employment. Options are exercisable at a purchase price of $17.75 per share, subject to adjustment in the event of certain corporate changes. These options expire ten years from the date of grant.

     In connection with the Merger Transactions, the Company and Scotts' Miracle-Gro entered into an employment agreement with John Kenlon and the Company entered into an employment agreement with James Hagedorn (together, the "Employment Agreements"). Under such Employment Agreements, John Kenlon is to serve as President of Scotts' Miracle-Gro and James Hagedorn is to serve as Senior Vice President of the Company. In October 1996, John Kenlon was named President, Consumer Gardens Group, of the Company, and James Hagedorn was named Executive Vice President, U.S. Business Groups, of the Company.

     Each of the Employment Agreements has a term of three years, and is automatically renewed for an additional year each subsequent year, unless either party notifies the other party of his/its desire not to renew. The

Employment Agreements provide for a minimum annual base salary of $195,000 and $200,000 for John Kenlon and James Hagedorn, respectively, and participation in the various benefit plans available to senior executive officers of the respective employers. In addition, the Company granted to each of John Kenlon and James Hagedorn options to acquire 24,000 Common Shares.

     Upon certain types of termination of employment with the applicable employer (e.g., a termination by the applicable employer for any reason other than "cause" (as defined in the Employment Agreements) or a termination by the employee entering into such Employment Agreement (the "Employee") constituting "good reason" (as defined in the Employment Agreements)), the Employee will become entitled to receive certain severance benefits including a payment equal to three times the sum of such Employee's base salary then in effect plus such Employee's highest annual bonus in any of the three preceding years. Upon termination of employment for any other reason, the Employee or his beneficiary will be entitled to receive all unpaid amounts of base salary and benefits under the executive benefit plans in which he participated.

     The Employment Agreements contain confidentiality and noncompetition provisions which prevent the applicable Employee from disclosing confidential information about the Company and from competing with the Company during his employment therewith and for an additional three years thereafter.

     The Company entered into an employment arrangement with Mr. Mordo effective March 1, 1997, relating to his employment as Executive Vice President and Chief Financial Officer of the Company. Mr. Mordo is to receive an annual base salary of $295,000, plus a full year incentive bonus under the Bonus Plan (of at least $100,000 for fiscal 1997). If Mr. Mordo's employment is terminated by the Company without "cause," as a result of his death or disability, or as a result of a "change of control," he will be entitled to have his base salary continued at the rate then in effect for two years thereafter, and to receive incentive compensation comparable to the prior year's level, also for the two-year period after termination. Mr. Mordo was also granted options to purchase 150,000 Common Shares of the Company, one-third of which vested in March 1997, and one-third of which will vest on each of the first and second anniversaries of his date of employment.

CERTAIN RELATIONSHIPS AND RELATED TRANSACTIONS

     Mr. Berger, the Company's Chairman, President and Chief Executive Officer, and his spouse were the obligors pursuant to a promissory note in the amount of $1.06 million, dated November 8, 1996, with the Company as obligee. The loan was incurred as a result of the purchase of Mr. Berger's residence in Ohio. Principal and interest on the loan were due and payable in six months. Interest accrued at a fixed formula tied to the Company's borrowing rate under its credit facility. The rate was the six month London interbank offered rate on the date of the note, plus the Company's borrowing margin under its credit facility (which varied during the term of the note). The note was secured by a first mortgage on the newly purchased property. On May 8, 1997, the principal and interest on the loan were fully repaid.

     Mr. James Hagedorn is the President and Treasurer and owns 83% of the shares of Hagedorn Aviation, a company which owns the aircraft used for certain business travel by James Hagedorn and, on occasion, the senior management of the Company. Horace Hagedorn is the Vice President of Hagedorn Aviation and owns the remaining 17% equity interest. The Company pays charges by Hagedorn Aviation for flight time at the rate of $150 per hour of flight. The charges cover the cost to operate and maintain the aircraft. During fiscal 1997, the Company paid a total of approximately $35,000 to Hagedorn Aviation for such service, which constitutes more than five percent of Hagedorn Aviation's consolidated gross revenues for its last full fiscal year.

PERFORMANCE GRAPH

     The following line graph compares the yearly percentage change in the Company's cumulative total shareholder return (as measured by dividing (i) the sum of (A) the cumulative amount of dividends for the measurement period, assuming dividend reinvestment, and (B) the difference between the price of the Company's Common Shares at the end and the beginning of the measurement period; by (ii) the price of the Company's Common Shares at the beginning of the measurement period) against the cumulative return of (a) the Standard & Poor's 500 Composite Stock Index ("S&P 500 Comp"); (b) an index comprised of the common stock of First Brands Corporation, Lesco Inc., Newell Co., Rubbermaid Incorporated and The Stanley Works (the "Peer

Group"); and (c) Standard & Poor's 500 Consumer Household Non-Durable Products Index ("S&P 500 Household"); each for the period from September 30, 1992 to September 30, 1997. The common stock of Duracell International, Inc. was, in prior years, included in the Peer Group, but is omitted for the year ending September 30, 1997, due to its merger with The Gillette Company. The comparison assumes $100 was invested on September 30, 1992 in the Company's Common Shares and in each of the foregoing indices and assumes reinvestment of dividends. For fiscal 1997 and hereafter, the Company intends to include the S&P 500 Household Index in lieu of the Peer Group Index because the Company's consumer products, like the products of those companies included in the S&P 500 Household Index, are non-durable household products which are branded consumer products sold through similar distribution channels and in similar retail locations and constitute repeat product purchases by consumers.

                                                                    S&P 500
     Measurement Period                          S&P 500 Comp      Household
   (Fiscal Year Covered)       Scotts Company       Index            Index          Peer Group
Sep-92                              100              100              100              100
Sep-93                              117              113               98              108
Sep-94                               98              117              117              116
Sep-95                              140              152              154              125
Sep-96                              122              183              203              153
Sep-97                              167              257              285              197
0

REPORT OF THE COMPENSATION AND ORGANIZATION COMMITTEE

     NOTWITHSTANDING ANYTHING TO THE CONTRARY SET FORTH IN THE COMPANY'S PREVIOUS FILINGS UNDER THE SECURITIES ACT OR THE EXCHANGE ACT THAT MIGHT INCORPORATE FUTURE FILINGS, INCLUDING THIS PROXY STATEMENT, IN WHOLE OR IN PART, THIS REPORT AND THE GRAPH SET FORTH ABOVE UNDER "EXECUTIVE COMPENSATION -- PERFORMANCE GRAPH" SHALL NOT BE INCORPORATED BY REFERENCE INTO ANY SUCH FILINGS.

     The Compensation and Organization Committee of the Board of Directors of the Company (the "Committee") is comprised of three outside directors, none of whom is or was formerly an officer of the Company. During the 1997 fiscal year, none of the Company's executive officers served on the board of any entity of which any director of the Company was an executive officer. The Committee has retained outside legal counsel and compensation consultants.

  Role of the Compensation and Organization Committee

     The Committee's primary function is to oversee the Company's executive compensation program. In this role, the Committee reviews the general compensation philosophy of the Company and, in keeping with such philosophy, recommends the forms and terms of compensation to be paid to the Chairman, President and Chief

Executive Officer (the "CEO") and the other executive officers of the Company (the "Executive Officers"). The Committee annually reviews the performance of the CEO and the Executive Officers, and in light of their performance, recommends the respective compensation adjustments, if any, they should receive.

     Additionally, the Committee oversees the operation of the Company's Executive Management Incentive Plan (the "Bonus Plan") by evaluating and approving the targets and objectives to be met by the Company and the Executive Officers before bonuses will be paid. At the end of each fiscal year, the Committee determines the extent to which these targets and objectives have been met and awards bonuses accordingly.

     The Committee is also charged with the responsibility for administering the Company's 1992 Plan and the Company's 1996 Plan (collectively, the "Plans"). It makes awards of stock options to key employees of the Company and its subsidiaries pursuant to the Plans.

     Finally, the Committee provides recommendations to the management of the Company and to the Board of Directors (the "Board") on issues regarding management organization and development. It provides recommendations regarding the appointment of Executive Officers and annually reviews executive continuity plans of the Company.

  Compensation Philosophy

     In designing the compensation philosophy for the CEO and the Executive Officers, the Committee follows the principle that base salaries and bonuses should be set at competitive levels in comparison to similar companies (see further explanation set forth below under "Committee Activity During Fiscal 1997"). Additionally, the Committee believes that the bonus compensation to be paid to the CEO and the Executive Officers should reflect the financial performance of the Company for the fiscal year and the extent to which the Company's, the CEO's and the Executive Officers' goals and objectives have been met.

     In making its compensation decisions, the Committee considers the following objectives:

        - Bonus compensation should be meaningfully related to the financial performance of the Company for the fiscal year. The Committee has linked executive performance to corporate performance by making awards under the Bonus Plan contingent upon specific business units' achievements and the Company's earnings per share.

        - Executives should be rewarded for their achievement of individual goals and objectives.

        - The various elements of the Company's compensation program should assist it in recruiting, retaining and motivating the executive talent necessary to meet the Company's strategic goals.

        - Performance should be a key determinant of pay.

  Committee Activity During Fiscal 1997

     The Committee met five times during fiscal year 1997 and conducted the following business:

     Recommendation re: Chief Financial Officer. The Committee recommended to the Board the appointment of Jean H. Mordo as Chief Financial Officer and Executive Vice President.

     Stock Option Grants. In December 1996, the Committee approved the issuance of 700,000 stock options to 125 individuals under the Company's 1996 Plan. In addition, in November 1996, the Committee approved the issuance of 500,000 options to 65 individuals under the 1996 Plan, which were originally intended to be granted in December 1995 under the 1992 Plan.

     The Committee also approved a proposal to seek shareholder approval to amend the 1996 Plan to authorize an additional 1.5 million Common Shares for future option grants. The amendment to the 1996 Plan was approved by the shareholders at the Company's Annual Meeting of Shareholders in March of 1997.

     1997 Bonus Plan. All Executive Officers of the Company are eligible to participate in the Bonus Plan. Payouts for Executive Officers in the Company's six business units are based on the Company's earnings per share, the adjusted contribution margin of their particular business unit as well as individual goals. Payouts for corporate Executive Officers are based on the Company's earnings per share as well as on individual goals.

     Incentive Pay Deferral Plan. In September 1997, an Incentive Pay Deferral Plan for the Executive Officers was approved by the Committee. This Plan allows Executive Officers to defer all or a portion of any compensation received by them under the Bonus Plan. Previously, there were no deferral options for the Executive Officers.

     Approved New Retirement Savings Program. Early in 1996, the Committee authorized the Company's Pension Administrative Committee to develop a defined contribution plan to replace six existing retirement plans for U.S.-based associates of the Company and its subsidiaries. A new Retirement Savings Plan recommendation was approved by the Committee and subsequently approved by the Board at its September 1997 meeting. The present six retirement plans of the Company and certain of its subsidiaries were merged into two plans. The defined benefit plans were merged into The Scotts Company Employee Pension Plan and frozen as of December 31, 1997. The existing defined contribution plans were merged into the new amended and restated 401(k) plan (Retirement Savings Plan) effective January 1, 1998. Special transition credits are being provided to associates with long periods of service and/or who are near retirement. The Committee also approved the $2,250,000 budgeted 1997 contribution to the Scotts and Hyponex Profit Sharing Plans on behalf of participants therein. Since these plans are being merged into the new Retirement Savings Plan effective December 31, 1997, future contributions will be through the Company matching contribution to the 401(k) Plan.

  Salary Adjustments, Bonus Awards and Stock Options Grants During the 1997 Fiscal Year

     Salary Adjustments. During fiscal 1997, no base salary merit increases were given to the CEO or the Executive Officers since the salary review process was changed from review at employment anniversary date to review in October of each year for all associates, including the Executive Officers.

     Bonus Awards Pursuant to the 1997 Bonus Plan. Based upon the Company's consolidated results, business unit performance and individual goal attainment for the year, bonuses were paid to the CEO and all of the Executive Officers. The bonus payments were based upon targets set forth in the 1997 Bonus Plan and approved by the Committee. The "Summary Compensation Table" on page 11 of this Proxy Statement sets forth the bonus payments to the CEO and the four other most highly compensated Executive Officers.

     Stock Options. As discussed previously under "Committee Activity During Fiscal 1997," 700,000 stock options were granted under the 1996 Plan in December 1996. The CEO received no grant of stock options during fiscal 1997, due to his grant upon hire in August 1996. Stock options were granted under the 1996 Plan to Jean H. Mordo in connection with his employment as Chief Financial Officer and Executive Vice President. In determining the terms of his grant, the Committee considered the experience that he brought to the Company and the terms necessary to attract and retain him in his position. Mr. Mordo's stock option grant is reflected in the "Option Grants In Last Fiscal Year" table set forth on page 12 of this Proxy Statement. During the 1997 fiscal year, a stock option grant was also made to an Executive Officer who was not one of the five most highly compensated Executive Officers of the Company.

     Section 162(m) of the Internal Revenue Code of 1986, as amended, prohibits a publicly-held corporation, such as the Company, from claiming a deduction on its federal income tax return for compensation in excess of $1 million paid for a given fiscal year to the chief executive officer (or person acting in that capacity) at the close of the corporation's fiscal year and the four most highly compensated officers of the corporation, other than the chief executive officer, at the end of the corporation's fiscal year. The $1 million compensation deduction limitation does not apply to "performance-based compensation." The Internal Revenue Service issued final regulations on December 19, 1995, which give some guidance to publicly-held corporations about how to qualify compensatory plans to meet the "performance-based compensation" requirements. The Company has determined that the 1996 Plan meets those requirements so that compensation which may be deemed to have been paid to Executive Officers under
Section 162(m) would be considered "performance-based."

     The Company does not have a policy that requires all compensation payable in 1997 and thereafter to the covered Executive Officers to be deductible under
Section 162(m). Whenever possible, without distorting or discouraging incentives for performance that enhance the value of the Company, the Company will endeavor to cause such compensation to be structured so that all of it will be tax deductible. In all cases, however, whether or not some portion of a covered Executive Officer's compensation is tax deductible, the Company will continue to carefully consider the net cost and value to the Company of its compensation policies.

SUBMITTED BY THE COMPENSATION AND ORGANIZATION COMMITTEE OF THE COMPANY:

                                          JOSEPH P. FLANNERY, CHAIRMAN,
                                          JOHN S. CHAMBERLIN AND JOHN M.
                                          SULLIVAN

                              INDEPENDENT AUDITORS

     The Board of Directors of the Company has appointed Coopers & Lybrand L.L.P. as the Company's independent auditors for the 1998 fiscal year. Coopers & Lybrand L.L.P., a certified public accounting firm, has served as the Company's independent auditors since 1986.

     A representative of Coopers & Lybrand L.L.P. is expected to be present at the Annual Meeting to respond to appropriate questions and to make such statements as he may desire.

                 SHAREHOLDER PROPOSALS FOR 1999 ANNUAL MEETING

     Proposals by shareholders intended to be presented at the 1999 Annual Meeting of Shareholders must be received by the Secretary of the Company no later than September 14, 1998, to be included in the Company's proxy, notice of meeting and proxy statement relating to such meeting and should be mailed to The Scotts Company, 14111 Scottslawn Road, Marysville, Ohio 43041, Attention:
Secretary.

                                 OTHER BUSINESS

     The Board of Directors is aware of no other matter that will be presented for action at the 1998 Annual Meeting. If any other matter requiring a vote of the shareholders properly comes before the Annual Meeting, the persons authorized under management proxies will vote and act according to their best judgments in light of the conditions then prevailing.

                                 ANNUAL REPORT

     The Company's 1997 Annual Report to Shareholders containing audited financial statements for the 1997 fiscal year is being mailed to all shareholders of record with this Proxy Statement.

                                          /s/ Charles M. Berger

                                          CHARLES M. BERGER
                                          Chairman, President and Chief
                                          Executive Officer

                               THE SCOTTS COMPANY

                      1998 ANNUAL MEETING OF SHAREHOLDERS

                               Adam's Mark Hotel
                             50 North Third Street
                                 Columbus, Ohio
                                 (614) 228-5050
                               Fax (614) 228-2525

                        FEBRUARY 18, 1998 AT 10:00 A.M.

                                     [MAP]

                                  Directions:

FROM I-71 NORTH (COMING FROM THE SOUTH) -- take I-71 North to I-70 East. Take the Fourth Street Exit. See below under caption "From I-70 East" for further directions.

FROM I-71 SOUTH (COMING FROM THE NORTH) -- take I-71 South to I-670 West. Take the Third Street Exit (Third Street is one way going South). See below under caption "From the Airport" for further directions.

FROM THE AIRPORT -- from I-670 West, take the Third Street Exit (Third Street is one way going South). Follow Third Street for about five blocks to the hotel which is on the left hand side at the corner of Gay Street and Third Street.

FROM I-70 EAST (COMING FROM THE WEST) -- take I-70 East to the Fourth Street Exit. This will take you onto Livingston Avenue. Follow Livingston Avenue to Fourth Street North. Follow Fourth Street for seven blocks to Gay Street. Turn left onto Gay Street, then left at the next light which is Third Street. The hotel is immediately on your left.

FROM I-70 WEST (COMING FROM THE EAST) -- take the Fourth Street Exit. Follow Fourth Street for seven blocks to Gay Street. Turn left onto Gay Street, then left at the next light which is Third Street. The hotel is immediately on your left.

                               THE SCOTTS COMPANY

     PROXY FOR ANNUAL MEETING OF SHAREHOLDERS TO BE HELD FEBRUARY 18, 1998

The undersigned holder(s) of shares of The Scotts Company (the "Company") hereby appoints Charles M. Berger or G. Robert Lucas, the Proxies of the undersigned, with full power of substitution, to attend the Annual Meeting of Shareholders of the Company to be held at the Adam's Mark Hotel, 50 North Third Street, Columbus, Ohio, on Wednesday, February 18, 1998, at 10:00 a.m., local time, and any adjournment(s) thereof, and to vote all of the shares which the undersigned is entitled to vote at such Annual Meeting or at any adjournment(s) thereof:

1.   To elect three Directors in Class III for terms to expire at the 2001 Annual Meeting:

                            Joseph P. Flannery, Horace Hagedorn, Albert E. Harris
                          [ ] Vote for all nominees    [ ] Vote for all nominees except _____________________

In their discretion, the Proxies are authorized to vote upon such other matters (none known at the time of solicitation of this Proxy) as may properly come before the Annual Meeting or any adjournment(s) thereof.

    (This Proxy continues and must be signed and dated on the reverse side)



WHERE A CHOICE IS INDICATED, THE SHARES REPRESENTED BY THIS PROXY WHEN PROPERLY EXECUTED WILL BE VOTED OR NOT VOTED AS SPECIFIED. IF NO CHOICE IS INDICATED, THE SHARES REPRESENTED BY THIS PROXY WILL BE VOTED "FOR" THE ELECTION OF THE NOMINEES LISTED IN ITEM NO. 1 AS DIRECTORS OF THE COMPANY. IF ANY OTHER MATTERS ARE PROPERLY BROUGHT BEFORE THE ANNUAL MEETING OR ANY ADJOURNMENT(S) THEREOF, OR IF A NOMINEE FOR ELECTION AS A DIRECTOR NAMED IN THE PROXY STATEMENT IS UNABLE TO SERVE OR FOR GOOD CAUSE WILL NOT SERVE, THE SHARES REPRESENTED BY THIS PROXY WILL BE VOTED IN THE DISCRETION OF THE PROXIES ON SUCH MATTERS OR FOR SUCH SUBSTITUTE NOMINEE(S) AS THE DIRECTORS MAY RECOMMEND. PROXIES CANNOT BE VOTED FOR MORE THAN THREE NOMINEES FOR ELECTION AS CLASS III DIRECTORS AT THE ANNUAL MEETING.

The undersigned hereby acknowledges receipt of the Notice of the Annual Meeting of Shareholders, dated January 12, 1998, the Proxy Statement furnished therewith, and the Annual Report of the Company for the fiscal year ended September 30, 1997. Any proxy heretofore given to vote the shares which the undersigned is entitled to vote at the Annual Meeting of Shareholders is hereby revoked.
                                                Dated                     , 1998
                                                     ---------------------

                                                --------------------------------

                                                --------------------------------
                                                Shareholder sign name exactly as
                                                it is stenciled hereon.

                                                Note: Please fill in, sign and
                                                return this Proxy in the
                                                enclosed envelope. When signing
                                                as Attorney, Executor,
                                                Administrator, Trustee or
                                                Guardian, please give full title
                                                as such. If holder is a
                                                corporation, please sign the
                                                full corporate name by
                                                authorized officer. Joint Owners
                                                should sign individually.
                                                (Please note any change of
                                                address on this Proxy).

          THIS PROXY IS SOLICITED ON BEHALF OF THE BOARD OF DIRECTORS
                             OF THE SCOTTS COMPANY

                                   Proxy Card